Exhibit 99.2

Quarterly Investor Supplement

June 30, 2025

This report should be read in conjunction with Voya Financial, Inc.'s Quarterly Report on Form 10-Q for the Six Months Ended June 30, 2025. Voya Financial's Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q, can be accessed upon filing at the Securities and Exchange Commission’s website at www.sec.gov, and at our website at investors.voya.com. All information is unaudited.

Corporate Offices:	Investor Contact:

Voya Financial	Mei Ni Chu
200 Park Avenue	IR@voya.com
New York, New York 10166	Web Site:
NYSE Ticker:	investors.voya.com
VOYA

Table of Contents

	Page		Page
Consolidated		Net Revenue, Adjusted Operating Margin, Administrative
Explanatory Note on Non-GAAP Financial Information	3 - 5	Expenses, and Adjusted Operating Return on Capital
Key Metrics	6	Net Revenue and Adjusted Operating Margin	31
Consolidated Statements of Operations	7	Administrative Expenses	32
Consolidated Adjusted Operating Earnings Before Income Taxes	8	Adjusted Operating Return on Allocated Capital	33
Adjusted Operating Earnings Before Income Taxes by Segment (QTD)	9	Investment Information
Adjusted Operating Earnings Before Income Taxes by Segment (YTD)	10	Portfolio Results GAAP Book Value, Gross Investment Income, and
Consolidated Balance Sheets	11	Earned Rate by Asset Class	35
DAC/VOBA Segment Trends	12	Portfolio Results Statutory Carrying Values by Asset Class and NAIC
Consolidated Capital Structure	13	Ratings	36
Consolidated Assets Under Management, Assets Under Administration		Alternative Investment Income	37
and Advisement	14	Alternative Income and Prepayments Above (Below) Expectations	38
Retirement		Reconciliations
Sources of Adjusted Operating Earnings Before Income Taxes		Reconciliation of Adjusted Operating Earnings Before Income Taxes and
and Key Metrics	16	Earnings Per Common Share (Diluted) (QTD)	40
Client Assets Rollforward by Product Group	17 - 18	Reconciliation of Adjusted Operating Earnings Before Income Taxes and
Investment Management		Earnings Per Common Share (Diluted) (YTD)	41
Sources of Adjusted Operating Earnings Before Income Taxes	20	Reconciliation of Adjusted Operating Revenues and Adjusted Operating
Analysis of AUM and AUA	21	Benefits and Expenses	42
Account Value Rollforward by Source	22	Reconciliation of Net Revenues by Segment	43 - 44
Account Value by Asset Type	23	Reconciliation of Adjusted Operating Earnings Before Income Taxes
Employee Benefits		Excluding Notable Items by Segment	45 - 46
Sources of Adjusted Operating Earnings Before Income Taxes	25	Reconciliation of Adjusted Operating Return on Common Equity
Quarterly Loss Ratio Development for Group Stop Loss	26	Excluding AOCI and NOL DTA	47
Key Metrics	27	Reconciliation of Book Value Per Common Share, Excluding AOCI and
Corporate		Leverage Ratio	48
Adjusted Operating Earnings Before Income Taxes	29	Appendix
		Reconciliation of Recast Retirement Client Asset Rollforward	50

Voya Financial	Page 3 of 50
Explanatory Note on Non-GAAP Financial Information

In the second quarter of 2025, we announced we would return to using our prior segment names--Retirement and Employee Benefits, replacing Wealth Solutions and Health Solutions, respectively. The naming convention better reflects and aligns with the services and solutions we provide today in the client markets served by those segments. The change in names did not affect the amounts reported by segment in our financial statements. We will continue to provide products and services through three segments: Retirement, Investment Management and Employee Benefits.

Adjusted Operating Earnings Before Income Taxes
We believe that Adjusted operating earnings before income taxes is a meaningful measure used by management to evaluate our business and segment performance. This measure enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying core business segments. It excludes results from exited businesses and items that tend to be highly variable from period to period based on capital market conditions or other factors which distort the ability to make a meaningful evaluation of our segments. We use the same accounting policies and procedures to measure segment Adjusted operating earnings before income taxes as we do for the directly comparable U.S. GAAP measure Income (loss) before income taxes. Adjusted operating earnings before income taxes does not replace Income (loss) before income taxes as the U.S. GAAP measure of our consolidated results of operations. Therefore, we believe that it is useful to evaluate both measures when reviewing our financial and operating performance. Each segment’s Adjusted operating earnings before income taxes is calculated by adjusting Income (loss) before income taxes for the following items:
▪Net investment gains (losses), which include gains (losses) on the sale of securities, impairments, changes in the fair value of investments using the fair value option unrelated to the implied loan-backed security income recognition for certain mortgage-backed obligations, and changes in the fair value of derivative instruments, excluding gains (losses) associated with swap settlements and accrued interest. It also includes changes in the fair value of derivatives related to managed custody guarantees, net of related reserve increases (decreases), less the estimated cost of these benefits, changes in nonperformance spread, and changes in market risk benefits;
•Income (loss) related to businesses exited or to be exited through reinsurance or divestment, which includes gains and (losses) associated with transactions to exit blocks of business, amortization of intangible assets and residual run-off activity;
•Income (loss) attributable to noncontrolling interests to which we are not economically entitled, such as the results attributable to the redeemable noncontrolling interest (referred to as the noncontrolling interest) or the attribution of results from consolidated VIEs or VOEs;
•Dividend payments made to preferred shareholders are included as reductions to reflect the Adjusted operating earnings before income taxes that are available to common shareholders;
•Other adjustments may include the following items:
•Income (loss) related to early extinguishment of debt;
•Impairment of goodwill and intangible assets as these represent losses related to infrequent events and do not reflect normal, cash-settled expenses;
•Amortization of acquisition-related intangible assets as well as contingent consideration fair value adjustments incurred in connection with certain acquisitions;
•Expected return on plan assets net of interest costs associated with our qualified defined benefit pension plan and immediate recognition of net actuarial gains (losses) related to all of our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments. These amounts do not reflect cash-settled expenses; and
•Other items not indicative of normal operations or performance of our segments or that may be related to events such as capital or organizational restructurings, including certain costs related to debt and equity offerings, acquisition / merger integration expenses, severance and other third-party expenses associated with such activities, and expenses attributable to vacant real estate.
The most directly comparable U.S. GAAP measure to Adjusted operating earnings before income taxes is Income (loss) before income taxes. For a reconciliation of Adjusted operating earnings before income taxes to Income (loss) before income taxes, refer to the "Reconciliations" section in this document.
Adjusted Operating Revenues
Adjusted operating revenues is a measure of our segment revenues and a non-GAAP financial measure. Each segment's Adjusted operating revenues are calculated by adjusting Total revenues for the following items:
•Net investment gains (losses);
•Revenues related to businesses exited or to be exited through reinsurance or divestment;
•Revenues attributable to noncontrolling interests, which represent the attribution of results from consolidated VIEs or VOEs; and
•Other adjustments that primarily reflect fee income earned by our broker-dealers for sales of non-proprietary products, which are reflected net of commission expense in our segments’ operating revenues, other items where the income is passed on to third parties and the elimination of intercompany investment expenses included in Adjusted operating revenues.
The most directly comparable U.S. GAAP measure to Adjusted operating revenues is Total revenues. For a reconciliation of Adjusted operating revenues to Total revenues, refer to the "Reconciliations" section of this document.

Voya Financial	Page 4 of 50

Explanatory Note on Non-GAAP Financial Information
Adjusted Operating Benefits and Expenses
Adjusted operating benefits and expenses is a measure of our segment operating benefits and expenses and a non-GAAP financial measure. Each segment’s Adjusted operating benefits and expenses are calculated by adjusting Total benefits and expenses for the following items:
• Changes in market risk benefits;
• Benefits and expenses related to businesses exited or to be exited through reinsurance or divestment;
• Expenses attributable to noncontrolling interests;
• Dividend payments made to preferred shareholders are included in adjusted operating benefits and expenses to reflect expenses related to our common shareholders;
• Other adjustments include:
• Income (loss) related to early extinguishment of debt;
• Impairment of goodwill and intangible assets;
• Amortization of acquisition-related intangible assets as well as contingent consideration fair value adjustments incurred in connection with certain acquisitions;
• Expected return on plan assets net of interest costs associated with our qualified defined benefit pension plan and immediate recognition of net actuarial gains (losses) related to all of our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments;
• Commissions paid to our broker-dealers for sales of non-proprietary products and other items where the income is passed on to third parties, which are reflected in adjusted operating revenue with the fee income related to those products;
• Other items not indicative of normal operations or performance of our segments or that may be related to events such as capital or organizational restructurings, including certain costs related to debt and equity offerings, acquisition / merger integration expenses, severance and other third-party expenses associated with such activities, and expenses attributable to vacant real estate.

The most directly comparable U.S. GAAP measure to Adjusted operating benefits and expenses is Total benefits and expenses. For a reconciliation of Adjusted operating benefits and expenses to Total benefits and expenses, refer to the “Reconciliations” section of this document.
Sources of Earnings
We analyze our segment performance based on the sources of earnings. We believe that this supplemental information is useful because we use it to analyze our business and it can help investors to understand the main drivers of Adjusted operating earnings before income taxes. The sources of earnings are defined as such:
•Investment spread and other investment income consists of net investment income and net gains (losses) associated with swap settlements and accrued interest, less interest credited to policyholder reserves.
•Fee-based margin consists primarily of fees earned on assets under management ("AUM"), assets under administration and advisement ("AUA"), transaction based recordkeeping fees, and fees for subscriptions and services associated with cloud-based benefits software.
•Net underwriting gain (loss) and other revenue contains the following: the difference between fees charged for insurance risks and incurred benefits, including mortality, morbidity, surrender results, and contractual charges.
•Administrative expenses are general expenses, net of amounts capitalized as acquisition expenses and exclude commission expenses.
•Premium taxes, fees and assessments includes taxes on paid premium, fess associated with business volumes and assessments from insurance departments.
•Net commissions are commissions paid that are not deferred and thus recorded directly to expense.
•DAC/VOBA and other intangibles amortization.

Voya Financial	Page 5 of 50

Explanatory Note on Non-GAAP Financial Information
Adjusted Operating Return on Common Equity excluding AOCI
•We believe Adjusted operating return on common equity excluding AOCI is a useful measure which indicates how effectively we are generating returns for common shareholders on our net worth and excludes AOCI which can be highly variable primarily due to changes in interest rates.
•The closest GAAP measure is the Return on Voya Financial, Inc's Equity which is GAAP Net Income Attributable to common shareholders divided by Total Voya Financial, Inc. Shareholders' Equity.
•Adjusted operating return on common equity ex AOCI is defined as after-tax adjusted operating earnings divided by Voya Financial, Inc. common shareholders' equity excluding AOCI.
•We also report Adjusted operating return on common equity excluding AOCI and NOL DTA which excludes components of the Deferred Tax Asset ("DTA") related to federal loss carryforwards ("NOL") plus certain tax credits from the denominator.
•Please see the “Reconciliations” section of this document for a reconciliation of Return on Voya Financial, Inc's Equity to Adjusted operating return on common equity excluding AOCI and Adjusted operating return on common equity excluding AOCI and NOL DTA.
Net Revenue and Adjusted Operating Margin
•    Adjusted operating margin is defined as adjusted operating earnings before income taxes divided by net revenue.
•    Net revenue is the sum of investment spread and other investment income, fee-based margin, and net underwriting gain (loss). Please see the “Reconciliations” section of this document for a reconciliation of net revenue to adjusted operating revenue for each of our segments.
•The primary adjustment to derive Net revenue is reducing Adjusted operating revenues by “Interest credited and other benefits to contract owners / policyholders”. This adjustment primarily reflects the interest credited to customers for general account products in our Retirement and Employee Benefits segments and the benefits paid to customers in our Employee Benefits segment for Group Life, Stop Loss, and Voluntary products. This adjustment allows us to report to investors our investment spread and our net underwriting gain and loss, which are meaningful measures used by management to evaluate our business and segment performance. Investment spread informs investors how we set crediting rates relative to the yield we earn on our general account investments and net underwriting gain and loss informs investors how we set premiums relative to incurred benefits to policyholders (“loss ratio”).
•    We report net revenue and adjusted operating margin for each of our segments, since they provide a meaningful measure for the two primary drivers for adjusted operating earnings – revenue growth and margin expansion.
•    We also report net revenue and adjusted operating margin excluding notable items, such as alternative investment income above or below our long-term expectations. Please see the “Reconciliations” section of this document for a reconciliation of net revenue to net revenues excluding notable items and of Adjusted operating earnings before income taxes to adjusted operating earnings excluding notable items, and of Adjusted operating return on common equity excluding AOCI to Adjusted operating return on common equity excluding AOCI and notable items.
•    We report net revenue and adjusted operating margin excluding notable items since they provide the main drivers for Adjusted operating earnings before income taxes excluding the effects of items that are not expected to recur at the same level.
Other Information
Financial information, unless otherwise noted, is rounded to millions, therefore may not sum to its corresponding total.

Voya Financial	Page 6 of 50

Key Metrics

	Three Months Ended or As of					Year-to-Date or As of
(in millions USD, unless otherwise indicated)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Net income (loss) available to Voya Financial, Inc.'s common shareholders	162	139	93	98	201	301	435
Per common share (basic)	1.69	1.45	0.97	1.00	2.00	3.14	4.29
Per common share (diluted)	1.66	1.42	0.94	0.98	1.96	3.09	4.20
Adjusted operating earnings: (1)
Before income taxes	289	232	147	230	271	521	494
After income taxes	240	195	138	190	223	435	408
Effective tax rate	16.9%	15.9%	6.1%	17.1%	17.6%	16.5%	17.4%
Per common share (diluted)	2.46	2.00	1.40	1.90	2.18	4.45	3.94
Per common share excluding notable items	2.40	2.15	1.50	2.12	2.27	4.55	4.15
Return on Equity
TTM Return on Voya Financial, Inc's Equity	11.3%	12.5%	14.7%	16.0%	20.9%	11.3%	20.9%
TTM Adjusted operating return on common equity excluding AOCI (1)	12.8%	12.6%	12.3%	12.9%	12.9%	12.8%	12.9%
TTM Adjusted operating return on common equity excluding AOCI and NOL DTA (1)	17.0%	16.7%	16.5%	17.3%	17.3%	17.0%	17.3%
Shareholder's equity:
Total Voya Financial, Inc. Shareholders' Equity	4,629	4,383	4,005	4,719	4,043	4,629	4,043
Total Voya Financial, Inc. Common Shareholders' Equity - Excluding AOCI	6,084	5,952	5,855	5,919	6,014	6,084	6,014
Total Voya Financial, Inc. Common Shareholders' Equity - Excluding AOCI and NOL DTA	4,654	4,486	4,371	4,467	4,511	4,654	4,511
Book value per common share (including AOCI)	41.71	39.20	35.53	42.30	34.66	41.71	34.66
Book value per common share (excluding AOCI) (2)	63.18	61.87	61.31	60.96	60.75	63.18	60.75
Leverage Ratios:
Debt-to-Capital	31.2%	32.4%	38.5%	34.6%	34.2%	31.2%	34.2%
Financial Leverage - excluding AOCI (2)	27.4%	27.5%	30.3%	30.6%	28.0%	27.4%	28.0%
Shares:
Weighted-average common shares outstanding
Basic	96	96	96	98	100	96	101
Dilutive effects (3)	1	2	3	2	2	2	2
Diluted	98	98	99	100	102	98	103
Ending shares outstanding	96	96	96	97	99	96	99
Returned to Common Shareholders:
Repurchase of common shares, excluding commissions	—	—	140	149	174	—	346
Dividends to common shareholders	44	43	43	44	40	87	81
Total cash returned to common shareholders	44	43	183	193	214	87	427

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer to the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 39 of this document.

(2) This measure is a Non-GAAP financial measure. For a reconciliation of this item to the most directly comparable GAAP measure, refer to page 48 of this document.
(3) Includes stock-based compensation awards such as restricted stock units (RSU), performance stock units (PSU), or stock options.

Voya Financial	Page 7 of 50

Consolidated Statements of Operations

	Three Months Ended					Year-to-Date
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024

Revenues
Net investment income	584	560	521	506	518	1,144	1,047
Fee income	577	570	543	540	517	1,147	1,030
Premiums	718	737	790	796	790	1,455	1,590
Net gains (losses)	(41)	(34)	(52)	(14)	(4)	(75)	39
Other revenues	100	104	134	103	98	204	186
Income (loss) related to consolidated investment entities	43	32	74	25	114	75	192
Total revenues	1,981	1,969	2,010	1,956	2,033	3,950	4,084
Benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(801)	(835)	(987)	(938)	(843)	(1,636)	(1,694)
Operating expenses	(857)	(824)	(756)	(775)	(752)	(1,681)	(1,551)
Net amortization of DAC/VOBA	(58)	(62)	(56)	(55)	(56)	(120)	(112)
Interest expense	(28)	(32)	(35)	(29)	(30)	(60)	(60)
Operating expenses related to consolidated investment entities	(49)	(43)	(56)	(43)	(76)	(92)	(104)
Total benefits and expenses	(1,793)	(1,796)	(1,890)	(1,840)	(1,757)	(3,589)	(3,521)
Income (loss) before income taxes	188	173	120	116	276	361	563
Income tax expense (benefit)	27	22	(1)	18	41	49	40
Net income (loss)	161	151	121	98	235	312	523
Less: Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interest	(5)	(5)	24	(16)	30	(10)	67
Net income (loss) available to Voya Financial, Inc.	166	156	97	114	205	322	456
Less: Preferred stock dividends	4	17	4	16	4	21	21
Net income (loss) available to Voya Financial, Inc.'s common shareholders	162	139	93	98	201	301	435

Voya Financial	Page 8 of 50

Consolidated Adjusted Operating Earnings Before Income Taxes

	Three Months Ended					Year-to-Date
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Consolidated Adjusted Operating Earnings Before Income Taxes
Adjusted operating revenues
Net investment income and net gains (losses)	534	506	478	472	489	1,041	977
Fee income	577	572	540	536	512	1,149	1,021
Premiums	720	734	780	785	791	1,454	1,588
Other revenue	69	75	99	74	68	145	138
Adjusted operating revenues (1)	1,900	1,888	1,897	1,867	1,860	3,788	3,724

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(761)	(782)	(975)	(845)	(804)	(1,544)	(1,633)
Operating expenses	(770)	(779)	(684)	(702)	(710)	(1,549)	(1,436)
Net amortization of DAC/VOBA	(34)	(37)	(31)	(29)	(29)	(71)	(59)
Interest expense (2)	(32)	(47)	(38)	(46)	(33)	(80)	(78)
Adjusted operating benefits and expenses (1)	(1,598)	(1,645)	(1,728)	(1,622)	(1,576)	(3,243)	(3,206)
Adjusted operating earnings before income taxes, including noncontrolling interest (1)	302	243	169	245	284	545	518
Less: Earnings (loss) attributable to the noncontrolling interest (3)	13	11	23	16	13	24	24
Adjusted operating earnings before income taxes (1)	289	232	147	230	271	521	494

Adjusted Operating Revenues and Adjusted Operating Earnings Before Income Taxes by Segment
Adjusted operating revenues
Retirement	824	798	731	726	730	1,622	1,450
Investment Management	239	243	271	243	234	482	468
Employee Benefits	832	841	888	892	892	1,673	1,798
Corporate	5	6	8	6	4	11	9
Adjusted operating revenues (1)	1,900	1,888	1,897	1,867	1,860	3,788	3,724

Adjusted operating earnings before income taxes
Retirement	235	207	210	211	214	442	400
Investment Management	51	41	66	55	50	92	92
Employee Benefits	69	46	(102)	23	60	115	119
Corporate	(67)	(62)	(27)	(59)	(53)	(129)	(117)
Adjusted operating earnings before income taxes (1)	289	232	147	230	271	521	494

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer to the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 39 of this document.

(2) Includes dividend payments made to preferred shareholders.
(3) Reflects Allianz's 24% ownership stake in the results of VIM Holdings LLC.

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Adjusted Operating Earnings Before Income Taxes by Segment

	Three Months Ended June 30, 2025
(in millions USD)	Retirement	Investment Management	Employee Benefits	Corporate	Consolidated

Adjusted operating revenues
Net investment income and net gains (losses)	482	5	43	5	534
Fee income	319	237	21	—	577
Premiums	—	—	720	—	720
Other revenue	24	(3)	48	—	69
Adjusted operating revenues (1)	824	239	832	5	1,900

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(232)	—	(529)	—	(761)
Operating expenses	(330)	(174)	(227)	(40)	(770)
Net amortization of DAC/VOBA	(27)	—	(7)	—	(34)
Interest expense (2)	—	—	—	(32)	(32)
Adjusted operating benefits and expenses (1)	(589)	(174)	(763)	(72)	(1,598)
Adjusted operating earnings before income taxes, including noncontrolling interest (1)	235	65	69	(67)	302
Less: Earnings (loss) attributable to the noncontrolling interest	—	14	—	(1)	13
Adjusted operating earnings before income taxes (1)	235	51	69	(67)	289

	Three Months Ended June 30, 2024
	Retirement	Investment Management	Employee Benefits	Corporate	Consolidated
Adjusted operating revenues
Net investment income and net gains (losses)	443	8	34	4	489
Fee income	271	225	16	—	512
Premiums	—	—	791	—	791
Other revenue	17	1	50	1	68
Adjusted operating revenues (1)	730	234	892	4	1,860

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(213)	—	(591)	—	(804)
Operating expenses	(282)	(169)	(232)	(26)	(710)
Net amortization of DAC/VOBA	(21)	—	(8)	—	(29)
Interest expense (2)	—	—	—	(33)	(33)
Adjusted operating benefits and expenses (1)	(516)	(169)	(832)	(59)	(1,576)
Adjusted operating earnings before income taxes, including noncontrolling interest (1)	214	64	60	(54)	284
Less: Earnings (loss) attributable to the noncontrolling interest	—	14	—	(1)	13
Adjusted operating earnings before income taxes (1)	214	50	60	(53)	271

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer to the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 39 of this document.

(2) Includes dividend payments made to preferred shareholders.

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Adjusted Operating Earnings Before Income Taxes by Segment

	Six Months Ended June 30, 2025
(in millions USD)	Retirement	Investment Management	Employee Benefits	Corporate	Consolidated

Adjusted operating revenues
Net investment income and net gains (losses)	939	11	80	10	1,041
Fee income	637	472	39	—	1,149
Premiums	—	—	1,454	—	1,454
Other revenue	46	(1)	100	1	145
Adjusted operating revenues (1)	1,622	482	1,673	11	3,788

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(463)	—	(1,081)	—	(1,544)
Operating expenses	(662)	(364)	(461)	(62)	(1,549)
Net amortization of DAC/VOBA	(54)	—	(16)	—	(71)
Interest expense (2)	—	—	—	(80)	(80)
Adjusted operating benefits and expenses (1)	(1,180)	(364)	(1,558)	(142)	(3,243)
Adjusted operating earnings before income taxes, including noncontrolling interest (1)	442	118	115	(131)	545
Less: Earnings (loss) attributable to the noncontrolling interest	—	26	—	(2)	24
Adjusted operating earnings before income taxes (1)	442	92	115	(129)	521

	Six Months Ended June 30, 2024
	Retirement	Investment Management	Employee Benefits	Corporate	Consolidated
Adjusted operating revenues
Net investment income and net gains (losses)	880	16	73	8	977
Fee income	534	452	34	—	1,021
Premiums	—	—	1,588	—	1,588
Other revenue	35	—	102	1	138
Adjusted operating revenues (1)	1,450	468	1,798	9	3,724

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(429)	—	(1,204)	—	(1,633)
Operating expenses	(579)	(351)	(458)	(49)	(1,436)
Net amortization of DAC/VOBA	(42)	—	(17)	—	(59)
Interest expense (2)	—	—	—	(78)	(78)
Adjusted operating benefits and expenses (1)	(1,050)	(351)	(1,678)	(127)	(3,206)
Adjusted operating earnings before income taxes, including noncontrolling interest (1)	400	117	119	(118)	518
Less: Earnings (loss) attributable to the noncontrolling interest	—	26	—	(2)	24
Adjusted operating earnings before income taxes (1)	400	92	119	(117)	494

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer to the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 39 of this document.

(2) Includes dividend payments made to preferred shareholders.

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Consolidated Balance Sheets

	Balances as of
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Assets
Total investments	37,579	37,703	35,024	36,094	35,235
Cash and cash equivalents	1,179	868	1,399	1,457	1,066
Assets held in separate accounts	107,278	98,948	101,676	103,532	99,147
Premium receivable and reinsurance recoverable, net	10,965	11,144	11,284	11,486	11,574
Short term investments under securities loan agreement and accrued investment income	1,418	1,459	1,438	1,678	1,428
Deferred policy acquisition costs, Value of business acquired	2,472	2,505	2,148	2,173	2,196
Current and deferred income taxes	1,997	2,046	2,146	1,967	2,186
Other assets (1)	4,908	4,920	3,880	3,893	3,959
Assets related to consolidated investment entities	4,640	4,357	4,894	4,653	4,489
Total Assets	172,436	163,950	163,889	166,933	161,280
Liabilities
Future policy benefits and contract owner account balances	49,665	49,763	46,436	47,056	47,231
Liabilities related to separate accounts	107,278	98,948	101,676	103,532	99,147
Payables under securities loan agreements, including collateral held	1,128	1,486	1,309	1,368	1,215
Short-term debt	447	1	399	397	395
Long-term debt	1,657	2,103	2,103	2,103	1,707
Other liabilities (2)	3,155	3,048	3,218	3,294	3,243
Liabilities related to consolidated investment entities	2,553	2,240	2,741	2,601	2,473
Total Liabilities	165,883	157,589	157,882	160,351	155,411
Mezzanine Equity
Redeemable noncontrolling interest	215	214	219	198	183
Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	1	1	1	1	1
Treasury stock	(796)	(788)	(754)	(604)	(448)
Additional paid-in capital	6,321	6,299	6,266	6,227	6,218
Retained earnings (deficit)	1,170	1,052	954	907	855
Total Voya Financial, Inc. Shareholders' Equity - Excluding AOCI	6,696	6,564	6,467	6,531	6,626
Accumulated other comprehensive income	(2,067)	(2,181)	(2,462)	(1,812)	(2,583)
Total Voya Financial, Inc. Shareholders' Equity	4,629	4,383	4,005	4,719	4,043
Noncontrolling interest	1,709	1,764	1,783	1,665	1,643
Total Shareholders' Equity	6,338	6,147	5,788	6,384	5,686
Total Liabilities, Mezzanine Equity and Shareholders' Equity	172,436	163,950	163,889	166,933	161,280

(1) Includes Other assets, Goodwill, and Other intangibles, net.
(2) Includes Other liabilities and Derivatives.

Voya Financial	Page 12 of 50

DAC/VOBA Segment Trends

	Three Months Ended or As of					Year-to-Date or As of
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Retirement
Balance as of Beginning-of-Period	1,422	1,044	1,048	1,053	1,059	1,044	1,064
Additions related to business acquisitions(1)	—	390	—	—	—	390	—
Deferrals of commissions and expenses	15	15	16	15	15	30	32
Amortization	(27)	(27)	(20)	(20)	(21)	(54)	(42)
Balance as of End-of-Period	1,410	1,422	1,044	1,048	1,053	1,410	1,053
Deferred Sales Inducements as of End-of-Period	22	22	22	22	22	22	22

Employee Benefits
Balance as of Beginning-of-Period	237	234	229	222	215	234	211
Deferrals of commissions and expenses	11	13	16	16	15	24	27
Amortization	(7)	(9)	(11)	(8)	(8)	(16)	(17)
Balance as of End-of-Period	241	237	234	229	222	241	222

Total
Balance as of Beginning-of-Period	1,659	1,278	1,277	1,275	1,274	1,278	1,275
Additions related to business acquisitions(1)	—	390	—	—	—	390	—
Deferrals of commissions and expenses	26	28	32	31	30	54	58
Amortization	(34)	(37)	(31)	(29)	(29)	(71)	(59)
Balance as of End-of-Period, excluding businesses exited through reinsurance or divestment	1,651	1,659	1,278	1,277	1,275	1,651	1,275
Balance as of End-of-Period, businesses exited through reinsurance or divestment (2)	821	846	870	896	921	821	921
Balance as of End-of-Period, including businesses exited through reinsurance or divestment	2,472	2,505	2,148	2,173	2,196	2,472	2,196

(1) Includes VOBA related to the OneAmerica transaction. For further details, refer to our Quarterly Report on Form 10-Q for the first quarter 2025.
(2) Includes DAC and VOBA related to businesses ceded through reinsurance, and an insignificant number of Individual Life and non-Retirement annuities policies that were not part of the divested businesses.

Voya Financial	Page 13 of 50

Consolidated Capital Structure

	Balances as of
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024

Financial Debt
Senior bonds	1,753	1,753	2,151	2,149	1,751
Subordinated bonds	349	349	349	349	349
Other debt	2	2	2	2	2
Total Financial Debt	2,104	2,104	2,502	2,500	2,102
Other financial obligations (1)	305	298	304	325	333
Total Financial Obligations	2,409	2,402	2,806	2,825	2,435

Mezzanine Equity
Redeemable noncontrolling interest	215	214	219	198	183
Equity
Preferred equity (2)	612	612	612	612	612
Common equity (Excluding AOCI)	6,084	5,952	5,855	5,919	6,014
Total Equity (Excluding AOCI)	6,696	6,564	6,467	6,531	6,626
Accumulated other comprehensive income (AOCI)	(2,067)	(2,181)	(2,462)	(1,812)	(2,583)
Total Voya Financial, Inc. Shareholders' Equity	4,629	4,383	4,005	4,719	4,043
Noncontrolling interest	1,709	1,764	1,783	1,665	1,643
Total Shareholders' Equity	6,338	6,147	5,788	6,384	5,686

Capital
Capitalization (3)	6,733	6,487	6,507	7,219	6,145
Adjusted Capitalization excluding AOCI (4)	11,029	10,944	11,275	11,219	10,887

Leverage Ratios
Debt-to-Capital (5)	31.2%	32.4%	38.5%	34.6%	34.2%
Financial Leverage excluding AOCI (6)	27.4%	27.5%	30.3%	30.6%	28.0%

(1) Includes operating leases, finance leases, and unfunded pension plan after-tax.
(2) Includes Preferred stock par value and additional paid-in-capital.
(3) Includes Total Financial Debt and Total Voya Financial Inc. Shareholders' Equity.
(4) Includes Total Financial Obligations, Mezzanine Equity, and Total Shareholders' Equity excluding AOCI.
(5) Total Financial Debt divided by Capitalization.
(6) Total Financial Obligations and Preferred equity divided by Adjusted Capitalization excluding AOCI. This measure is a Non-GAAP financial measure. For a reconciliation of this item to the most directly comparable GAAP measure, refer to page 48 of this document.

Voya Financial	Page 14 of 50

Consolidated Assets Under Management, Assets Under Administration and Advisement

As of June 30, 2025
(in millions USD)	General Account	Separate Account	Institutional/Mutual Funds	Total AUM - Assets Under Management	AUA - Assets Under Administration & Advisement (2)	Total AUM and AUA
Retirement (1)	33,220	102,809	159,139	295,168	462,076	757,244
Investment Management	36,428	29,866	293,296	359,589	53,530	413,119
Employee Benefits	1,945	18	—	1,963	—	1,963
Eliminations/Other (3)	(35,165)	(25,415)	(13,195)	(73,775)	(43,323)	(117,098)
Total AUM and AUA	36,428	107,278	439,240	582,945	472,283	1,055,228

(1) Includes wrapped funds as well as unwrapped Voya-managed funds.
(2) Retirement Assets under Administration and Advisement includes Recordkeeping, Stable Value investment-only wrap, Brokerage and Investment Advisory assets. Investment Management Assets under Administration and Advisement includes Mutual Fund, Institutional, Stable Value and General Account assets where only advisement, administrative, distribution coverage, relationship management and client servicing, or ancillary services are performed.

(3) Includes eliminations for AUM and AUA in our Retirement and Employee Benefit segments that are managed by our Investment Management Segment and also reported in their AUM and AUA.

Retirement

Voya Financial	Page 16 of 50
Retirement Sources of Adjusted Operating Earnings Before Income Taxes and Key Metrics

	Three Months Ended or As of					Twelve Months Ended or As of
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Sources of Adjusted operating earnings before income taxes:
Gross investment income	430	425	387	397	402	1,639	1,640
Investment expenses	(20)	(19)	(18)	(17)	(17)	(74)	(69)
Credited interest	(229)	(228)	(209)	(211)	(210)	(877)	(867)
Net margin	181	177	160	170	175	688	704
Other investment income (1)	61	65	62	64	63	252	243
Investment spread and other investment income, excluding alts/prepays above/below expectations	242	242	223	234	238	941	946
Alternative investment income and prepayment fees above (below) expectations	8	(14)	(10)	(21)	(8)	(37)	(85)
Investment spread and other investment income	250	228	213	213	230	904	861
Full Service Fee-based revenue (2)	201	204	181	174	168	760	630
Recordkeeping and other fee-based revenue (2)	133	128	121	122	117	504	455
Total Fee-based margin	334	332	302	296	285	1,264	1,084
Net underwriting gain (loss) and other revenue	8	7	5	7	2	27	13
Net revenue (3)	592	567	519	516	517	2,194	1,958
Administrative expenses	(259)	(261)	(223)	(219)	(220)	(962)	(906)
Net commissions	(71)	(71)	(66)	(65)	(62)	(273)	(240)
DAC/VOBA and other intangibles amortization	(28)	(28)	(20)	(21)	(21)	(97)	(87)
Adjusted operating earnings before income taxes	235	207	210	211	214	863	726
Adjusted Operating Margin TTM	39.3%	39.7%	39.9%	37.9%	37.1%
Adjusted Operating Margin Excluding Notables TTM	40.3%	41.2%	41.4%	40.4%	39.7%
Full Service Revenue (4)
Full Service Investment spread and other investment income	235	212	198	197	213	842	810
Full Service Fee-based revenue (2)	201	204	181	174	168	760	630
Total Full Service Revenue	437	416	379	370	381	1,602	1,440
Client Assets
Fee-based	662,433	601,790	524,476	520,167	493,994	662,433	493,994
Spread-based (5)	33,220	33,306	29,768	30,052	30,335	33,220	30,335
Investment-only Stable Value	36,678	36,157	34,557	34,744	33,985	36,678	33,985
Retail Client Assets	33,000	30,670	31,214	31,223	29,699	33,000	29,699
Eliminations (6)	(8,087)	(7,743)	(7,811)	(7,693)	(7,446)	(8,087)	(7,446)
Total Client Assets	757,244	694,180	612,205	608,493	580,567	757,244	580,567

(1) Includes investment income on assets backing surplus, investment income on cash balances, and income from policy loans.
(2) In the second quarter of 2025, total fee-based margin for the three months ended 3/31/2025 has been recast to reflect the OneAmerica book of business consistent with Voya's definition of Full Service and Recordkeeping categories. There was no change to Total Fee-based margin as a result of this recast. See page 50 of this document for a reconciliation of this recast.

(3) Refer to the "Reconciliations" section of this document for a reconciliation of net revenue to adjusted operating revenue.
(4) Excludes Net underwriting gain (loss) and other revenue.
(5) Spread-based Client Assets include Full Service, as well as proprietary IRA mutual fund product and other guaranteed payout products.
(6) Includes eliminations for certain client assets included in Recordkeeping, Retail, and Investment-only Stable Value to better reflect the asset bases generating revenue.

Voya Financial	Page 17 of 50
Retirement Client Assets Rollforward by Product Group

	Three Months Ended or As of					Twelve Months Ended or As of
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024

Full Service - Client Assets (1)
Fee-based	237,544	218,347	178,983	179,238	169,180	237,544	169,180
Spread-based	32,933	33,010	29,464	29,740	30,016	32,933	30,016
Client Assets, end of period - Full Service Total	270,477	251,357	208,448	208,978	199,196	270,477	199,196

Full Service - Total (1)
Client Assets, beginning of period	251,357	208,448	208,978	199,196	196,607	199,196	178,398
Transfers / Single deposits	2,174	2,413	2,848	2,361	1,768	9,796	7,709
Recurring deposits	5,396	6,063	3,852	3,965	4,044	19,276	15,364
Total Deposits	7,571	8,475	6,699	6,326	5,811	29,071	23,071
Surrenders, benefits, and product charges	(8,692)	(9,304)	(7,152)	(6,547)	(6,409)	(31,695)	(26,977)
Net Flows	(1,121)	(828)	(453)	(222)	(597)	(2,624)	(3,905)
Interest credited and investment performance	20,241	(3,809)	(78)	10,005	3,186	26,359	24,702
Transfer due to business acquisition	—	47,547	—	—	—	47,547	—
Client Assets, end of period - Full Service Total	270,477	251,357	208,448	208,978	199,196	270,477	199,196

Recordkeeping (1)
Client Assets, beginning of period	378,366	340,254	335,774	319,819	315,134	319,819	279,669
Transfers / Single deposits	15,107	34,611	7,772	3,751	1,295	61,241	9,978
Recurring deposits	7,291	8,380	6,203	5,397	5,820	27,271	21,658
Total Deposits	22,399	42,991	13,974	9,148	7,115	88,512	31,635
Surrenders, benefits, and product charges	(9,667)	(12,759)	(9,211)	(9,372)	(8,143)	(41,009)	(29,225)
Net Flows	12,732	30,232	4,763	(224)	(1,027)	47,503	2,410
Interest credited and investment performance	28,570	(5,200)	(283)	16,179	5,712	39,266	37,739
Transfer due to business acquisition	—	13,080	—	—	—	13,080	—
Client Assets, end of period - Recordkeeping	419,669	378,366	340,254	335,774	319,819	419,669	319,819

Total Defined Contribution (2)
Client Assets, beginning of period	629,723	548,702	544,753	519,015	511,741	519,015	458,068
Transfers / Single deposits	17,282	37,024	10,619	6,113	3,063	71,038	17,686
Recurring deposits	12,688	14,443	10,054	9,362	9,863	46,547	37,018
Total Deposits	29,970	51,467	20,674	15,474	12,927	117,585	54,706
Surrenders, benefits, and product charges	(18,358)	(22,063)	(16,364)	(15,920)	(14,551)	(72,705)	(56,200)
Net Flows	11,611	29,404	4,310	(445)	(1,625)	44,880	(1,495)
Interest credited and investment performance	48,811	(9,009)	(361)	26,184	8,898	65,625	62,442
Transfer due to business acquisition	—	60,627	—	—	—	60,627	—
Client Assets, end of period - Total Defined Contribution	690,146	629,723	548,702	544,753	519,015	690,146	519,015

(1) In the second quarter of 2025, the client asset rollforward for the three months ended 3/31/2025 has been recast to reflect the OneAmerica book of business consistent with Voya's definition of Full Service and Recordkeeping categories. There was no change to Total Defined Contribution for this recast. See page 50 of this document for a reconciliation of this recast.

(2) Total of Full Service and Recordkeeping.

Voya Financial	Page 18 of 50
Retirement Client Assets Rollforward by Product Group

	Three Months Ended or As of					Twelve Months Ended or As of
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024

Defined Contribution Investment-only Stable Value (SV) (1)
Assets, beginning of period	36,157	34,557	34,744	33,985	34,814	33,985	37,354
Transfers / Single deposits	814	1,629	1,118	192	97	3,753	686
Recurring deposits	145	554	139	137	94	975	1,790
Total Deposits	959	2,183	1,257	329	191	4,728	2,476
Surrenders, benefits, and product charges	(707)	(1,024)	(1,435)	(895)	(1,252)	(4,061)	(7,089)
Net Flows	252	1,159	(178)	(566)	(1,061)	667	(4,612)
Interest credited and investment performance	270	440	(9)	1,325	232	2,026	1,243
Assets, end of period - Defined Contribution Investment-only SV	36,678	36,157	34,557	34,744	33,985	36,678	33,985

Retail Client Assets (2)	33,004	30,675	31,218	31,228	29,704	33,004	29,704
Other Assets (3)	5,503	5,368	5,538	5,462	5,310	5,503	5,310
Eliminations (4)	(8,087)	(7,743)	(7,811)	(7,693)	(7,446)	(8,087)	(7,446)
Total Client Assets	757,244	694,180	612,205	608,493	580,567	757,244	580,567

(1) Includes Stable Value Investment-only Wrap and Stable Value Separate Accounts.
(2) Includes assets under advisement, which comprise brokerage and investment advisory assets offered through Voya’s registered investment advisors and broker dealers affiliated with VFA as well as proprietary IRA mutual fund product that is distributed by VFA and other non-affiliated advisors.

(3) Includes other guaranteed payout products and Non-qualified Retirement Plans.
(4) Includes eliminations for certain client assets included in Recordkeeping, Retail, and Investment-only stable value to better reflect the asset bases generating revenue.

Investment Management

Voya Financial	Page 20 of 50
Investment Management Sources of Adjusted Operating Earnings Before Income Taxes

	Three Months Ended					Twelve Months Ended
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Sources of Adjusted operating earnings before income taxes:
Investment capital and other investment income, excluding alts/prepays above/below expectations	9	8	9	9	9	35	37
Alternative investment income and prepayment fees above (below) expectations	(4)	(2)	(3)	(5)	(1)	(13)	(6)
Investment spread and other investment income	5	6	6	4	8	22	30
Fee-based margin (1)	234	237	265	239	226	974	899
Net revenue (2)	239	243	271	243	234	996	929
Administrative expenses (3)	(174)	(190)	(182)	(171)	(169)	(717)	(690)
Adjusted operating earnings before income taxes, including noncontrolling interest	65	53	89	72	64	279	237
Adjusted Operating Margin TTM	28.0%	28.1%	28.3%	26.3%	25.6%
Adjusted Operating Margin Excluding Notables TTM	28.7%	28.6%	28.9%	26.9%	26.2%
Fee-based margin (1)
Investment advisory and administrative revenue	237	236	237	238	225	948	897
Other fee-based margin	(3)	1	27	1	1	26	2
Fee-based margin	234	237	265	239	226	974	899

Reconciliation to Adjusted operating earnings before income taxes
Adjusted operating earnings before income taxes, including noncontrolling interest	65	53	89	72	64	279	237
Less: Earnings (loss) attributable to the noncontrolling interest (4)	14	12	22	17	14	65	53
Adjusted operating earnings before income taxes	51	41	66	55	50	214	186

(1) Includes mutual fund third party distribution revenues which are reported net of distribution expenses, consistent with the U.S. GAAP presentation.
(2) Refer to the "Reconciliations" section of this document for a reconciliation of net revenue to adjusted operating revenue.
(3) Includes expenses attributable to investment capital results above (below) long-term expectations.
(4) Reflects Allianz's 24% ownership stake in the results of VIM Holdings LLC.

Voya Financial	Page 21 of 50
Investment Management Analysis of AUM and AUA

	Three Months Ended or as of					Twelve Months Ended or As of
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Client Assets:
External Clients
Institutional	166,833	161,220	156,568	158,288	152,165	166,833	152,165
Retail	156,329	147,025	149,214	148,243	150,341	156,329	150,341
Subtotal External Clients	323,162	308,245	305,782	306,531	302,506	323,162	302,506
General Account	36,428	36,734	33,576	33,989	33,884	36,428	33,884
Total Client Assets (AUM)	359,589	344,978	339,358	340,520	336,390	359,589	336,390
Assets under Advisement and Administration (AUA)	53,530	50,162	50,247	51,154	52,678	53,530	52,678
Total AUM and AUA	413,119	395,140	389,605	391,674	389,068	413,119	389,068

Investment Advisory and Administrative Revenues (1)
External Clients
Institutional	89	89	90	90	86	358	348
Retail	125	124	125	126	118	501	461
Subtotal External Clients	214	213	215	216	204	858	809
General Account	19	19	17	17	17	72	72
Total Investment Advisory and Administrative Revenues (AUM)	232	232	233	234	221	931	880
Administration Only Fees	5	5	5	4	4	19	17
Total Investment Advisory and Administrative Revenues	237	236	237	238	225	948	897

Revenue Yield (bps) (1)
External Clients
Institutional	21.7	22.1	22.7	23.3	23.0	22.4	23.3
Retail	33.2	33.0	33.6	33.5	32.8	33.2	33.2
Revenue Yield on External Clients	27.2	27.4	28.0	28.3	27.9	27.7	28.1
General Account	20.3	20.6	20.4	20.2	20.2	20.3	20.3
Revenue Yield on Client Assets (AUM)	26.5	26.7	27.2	27.5	27.1	26.9	27.2
Revenue Yield on Advisement and Administrative Only Assets (AUA)	3.5	3.6	3.5	3.3	2.7	3.5	3.1
Total Revenue Yield on AUM and AUA (bps)	23.6	23.8	24.2	24.3	23.8	23.9	23.8

Revenue Yield on Client Assets (AUM) TTM	26.9	27.0	27.2	27.4	27.2	26.9	27.2

(1) Investment Advisory and Administrative Revenues and resulting Revenue Yields exclude any performance fees.

Voya Financial	Page 22 of 50
Investment Management Account Rollforward by Source

	Three Months Ended or as of					Twelve Months Ended or As of
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Institutional AUM:
Beginning of period AUM	161,220	156,568	158,288	152,165	148,489	152,165	156,435
Inflows	6,665	10,460	8,925	7,341	8,766	33,391	22,075
Outflows	(5,713)	(5,272)	(6,923)	(5,566)	(5,632)	(23,474)	(30,920)
Net flows - Institutional	952	5,187	2,001	1,775	3,134	9,915	(8,842)
Change in Market Value	5,622	(345)	(1,361)	4,814	1,135	8,730	9,100
Other (Including Acquisitions / Divestitures)	(961)	(191)	(2,361)	(466)	(594)	(3,979)	(4,526)
End of period AUM - Institutional	166,833	161,220	156,568	158,288	152,165	166,833	152,165
Organic Growth (Net Flows/Beginning of period AUM)	0.6%	3.3%	1.3%	1.2%	2.1%	6.5%	-5.7%
Market Growth %	3.5%	-0.2%	-0.9%	3.2%	0.8%	5.7%	5.8%
Retail AUM:
Beginning of period AUM	147,025	149,214	148,243	150,341	148,710	150,341	131,391
Inflows	11,093	12,774	11,092	11,013	9,745	45,971	36,574
Outflows	(10,218)	(10,279)	(9,739)	(8,952)	(8,106)	(39,188)	(32,125)
Net flows - Retail (1)	874	2,496	1,353	2,060	1,640	6,783	4,450
Net Money Market Flows	49	117	64	65	66	294	283
Change in Market Value	8,984	(4,816)	1,314	3,604	1,022	9,086	15,079
Net Flows from Divested Businesses (2)	(259)	(374)	(316)	(7,404)	(623)	(8,353)	(2,300)
Other (Including Acquisitions / Divestitures)	(344)	388	(1,444)	(424)	(474)	(1,824)	1,438
End of period AUM - Retail	156,329	147,025	149,214	148,243	150,341	156,329	150,341
Retail Organic Growth excluding Net Flows from Divested Businesses (Net Flows / Beginning of period AUM)	0.6%	1.7%	0.9%	1.4%	1.1%	4.5%	3.4%
Market Growth %	6.1%	-3.2%	0.9%	2.4%	0.6%	6.0%	11.4%
Net Flows:
Institutional Net Flows	952	5,187	2,001	1,775	3,134	9,915	(8,842)
Retail Net Flows	874	2,496	1,353	2,060	1,640	6,783	4,450
Net Flows from Divested Businesses	(259)	(374)	(316)	(7,404)	(623)	(8,353)	(2,300)
Total Net Flows	1,567	7,310	3,038	(3,569)	4,151	8,346	(6,693)
Net Flows excluding Net Flows from Divested Businesses	1,826	7,683	3,354	3,835	4,774	16,698	(4,394)
Total External Clients Organic Growth (Net Flows excluding Divested Businesses / Beginning period AUM)	0.6%	2.5%	1.1%	1.3%	1.6%	5.5%	-1.5%

(1) Includes reinvested dividends on a prospective basis effective January 1st, 2024.
(2) In the third quarter of 2024, Net Flows from Divested Businesses primarily reflect the out-flow of assets associated with a legacy partnership.

Voya Financial	Page 23 of 50
Investment Management Account Value by Asset Type

	Balances as of
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Institutional
Equity	27,457	22,375	24,056	23,662	23,433
Fixed Income - Public	56,899	57,182	55,645	56,276	51,976
Fixed Income - Privates	68,818	67,245	64,095	65,126	63,800
Alternatives	13,659	14,418	12,772	13,224	12,955
Money Market	—	—	—	—	—
Total	166,833	161,220	156,568	158,288	152,165

Retail
Equity	78,699	70,634	73,784	74,186	77,870
Fixed Income - Public	72,870	71,625	70,854	69,648	68,234
Fixed Income - Privates	277	311	334	351	365
Alternatives	1,876	1,910	1,850	1,739	1,633
Money Market	2,606	2,544	2,392	2,319	2,239
Total	156,329	147,025	149,214	148,243	150,341

General Account
Equity	112	138	129	135	129
Fixed Income - Public	17,870	18,071	16,832	16,926	17,198
Fixed Income - Privates	16,271	16,574	14,375	14,500	14,533
Alternatives	1,615	1,650	1,681	1,686	1,598
Money Market	560	300	559	742	426
Total	36,428	36,734	33,576	33,989	33,884

Combined Asset Type
Equity	106,268	93,147	97,969	97,983	101,433
Fixed Income - Public	147,639	146,878	143,331	142,850	137,408
Fixed Income - Privates	85,366	84,130	78,804	79,976	78,698
Alternatives	17,150	17,979	16,304	16,649	16,186
Money Market	3,166	2,844	2,951	3,061	2,665
Total	359,589	344,978	339,358	340,520	336,390

Total Private and Alternative Assets	102,516	102,109	95,108	96,625	94,885
% of Private and Alternative Assets / Total AUM	28.5%	29.6%	28.0%	28.4%	28.2%

Employee Benefits

Voya Financial	Page 25 of 50
Employee Benefits Sources of Adjusted Operating Earnings before income taxes

	Three Months Ended					Twelve Months Ended
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Sources of Adjusted operating earnings before income taxes:
Gross investment income	27	27	26	26	26	106	100
Investment expenses	(1)	(1)	(1)	(1)	(1)	(4)	(4)
Credited interest	(11)	(12)	(12)	(12)	(13)	(47)	(49)
Net margin	14	14	14	12	12	54	47
Other investment income	16	15	15	16	15	62	57
Investment spread and other investment income, excluding alts/prepays above/below expectations	31	29	28	28	27	116	102
Alternative investment income and prepayment fees above (below) expectations	1	(2)	(1)	(3)	(3)	(5)	(10)
Investment spread and other investment income	31	27	27	26	24	111	93
Fee-based margin (1)	56	56	57	57	54	226	226
Net underwriting gain (loss) and other revenue	216	206	40	175	223	637	812
Net revenue (2)	303	290	124	257	301	974	1,130
Administrative expenses	(132)	(139)	(130)	(130)	(131)	(531)	(518)
Premium taxes, fees and assessments	(50)	(50)	(48)	(47)	(50)	(195)	(165)
Net commissions	(44)	(45)	(37)	(49)	(51)	(175)	(198)
DAC/VOBA and other intangibles amortization	(7)	(9)	(11)	(8)	(8)	(35)	(32)
Adjusted operating earnings before income taxes	69	46	(102)	23	60	36	216
Adjusted Operating Margin TTM	3.7%	2.7%	4.1%	16.6%	19.1%
Adjusted Operating Margin Excluding Notables TTM	4.2%	3.6%	4.8%	17.4%	20.9%
Group life:
Premiums	166	162	167	165	173	661	644
Benefits	(124)	(146)	(139)	(119)	(138)	(528)	(514)
Other (3)	(3)	(2)	(4)	(2)	(3)	(10)	(11)
Total Group life	40	14	24	44	33	122	119
Group life Loss Ratio (interest adjusted) (4)	74.3%	90.3%	83.3%	71.9%	79.3%	79.9%	79.8%
Group Stop loss:
Premiums	388	390	451	453	452	1,682	1,642
Benefits	(312)	(293)	(520)	(424)	(376)	(1,549)	(1,346)
Other (3)	(2)	(2)	(2)	(2)	(1)	(8)	(15)
Total Group Stop loss	75	96	(71)	28	74	128	280
Stop loss Loss Ratio	80.3%	75.0%	115.4%	93.4%	83.2%	92.0%	82.0%
Voluntary Benefits, Disability, and Other (4)	100	97	87	103	115	386	412
Net underwriting gain (loss) and other revenue
Premiums	741	747	802	804	812	3,094	3,002
Benefits	(524)	(538)	(757)	(625)	(592)	(2,444)	(2,170)
Other (3)(4)	(2)	(3)	(4)	(4)	3	(13)	(21)
Total Net underwriting gain (loss) and other revenue	216	206	40	175	223	637	812
Total Aggregate Loss Ratio	70.7%	72.0%	94.5%	77.7%	72.9%	79.0%	72.3%
Total Aggregate Loss Ratio TTM	79.0%	79.4%	79.7%	73.9%	72.3%
(1) Includes fees for subscriptions and services associated with cloud-based benefits software and Health Account Solutions products.
(2) Refer to the "Reconciliations" section of this document for a reconciliation of net revenue to adjusted operating revenue.
(3) Includes service fees, dividends, interest expenses, and other miscellaneous expenses. The Loss Ratio calculation does not include Other.
(4) The second quarter of 2024 includes a $7 million decrease to a dividend liability associated with a block of participating whole life business.

Voya Financial	Page 26 of 50
Quarterly Loss Ratio Development for Group Stop Loss

	Estimated Ultimate Loss Ratio as of
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
2025 Stop Loss Policy Year Development
January Business	87%	87%	—%	—%	—%	—%	—%	—%	—%	—%
Non-January Business	85%	NM (1)	—%	—%	—%	—%	—%	—%	—%	—%
Total 2025 Policy Year	87%	87%	—%	—%	—%	—%	—%	—%	—%	—%

2024 Stop Loss Policy Year Development
January Business	91%	93%	95%	86%	81%	81%	—%	—%	—%	—%
Non-January Business	85%	85%	85%	80%	81%	81%	—%	—%	—%	—%
Total 2024 Policy Year	90%	92%	94%	86%	81%	81%	—%	—%	—%	—%

2023 Stop Loss Policy Year Development
January Business	80%	80%	80%	80%	80%	80%	79%	79%	75%	78%
Non-January Business	83%	83%	85%	83%	81%	79%	77%	77%	78%	78%
Total 2023 Policy Year	80%	80%	81%	81%	80%	80%	79%	78%	75%	78%

2022 Stop Loss Policy Year Development
January Business	71%	71%	71%	71%	71%	71%	71%	71%	71%	74%
Non-January Business	67%	67%	67%	68%	68%	67%	68%	71%	72%	76%
Total 2022 Policy Year	70%	70%	70%	70%	71%	71%	71%	71%	72%	74%

Reported Loss Ratio for Stop Loss	80%	75%	115%	93%	83%	84%	76%	83%	63%	70%
(1) The 2025 non-January business is not material for the first quarter of 2025.

Voya Financial	Page 27 of 50
Employee Benefits Key Metrics

	Three Months Ended or As of					Twelve Months Ended or As of
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Sales by Product Line:
Group life and Disability	22	74	7	11	18	114	165
Stop loss	14	265	12	35	23	326	652
Voluntary and Other (1)	37	99	14	17	38	167	202
Total sales by product line	73	438	33	63	78	607	1,019

Total gross premiums and deposits	843	846	896	900	904	3,485	3,333

Annualized In-force Premiums and Fees by Product Line:
Group life and Disability	977	971	978	978	996	977	996
Stop loss	1,569	1,589	1,821	1,837	1,845	1,569	1,845
Voluntary and Other (1)	1,103	1,117	1,057	1,050	1,030	1,103	1,030
Total annualized in-force premiums and fees by product line	3,649	3,677	3,856	3,864	3,870	3,649	3,870

Assets Under Management by Fund Group:
General account	1,945	1,870	1,975	1,954	1,921	1,945	1,921
Separate account	18	17	18	17	17	18	17
Total AUM	1,963	1,887	1,993	1,972	1,938	1,963	1,938

(1) Includes benefit administration annual recurring revenue and Health Account Solutions products.

Corporate

Voya Financial	Page 29 of 50

Corporate Adjusted Operating Earnings Before Income Taxes

	Three Months Ended					Twelve Months Ended
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Interest expense (excluding Preferred stock dividends) (1)	(28)	(31)	(34)	(29)	(29)	(122)	(117)
Preferred stock dividends	(4)	(17)	(4)	(16)	(4)	(41)	(39)
Pension expense (2)	(13)	(13)	(12)	(12)	(12)	(50)	(46)
Other (3)	(22)	(2)	23	(3)	(9)	(4)	(1)
Adjusted operating earnings before income taxes, including noncontrolling interest	(67)	(63)	(27)	(60)	(54)	(217)	(203)
Less: Earnings (loss) attributable to the noncontrolling interest	(1)	(1)	—	(1)	(1)	(2)	(1)
Adjusted operating earnings before income taxes	(67)	(62)	(27)	(59)	(53)	(215)	(202)

(1) Includes other operating expenses related to financing agreements.
(2) Pension expense includes service costs for our qualified defined benefit pension plan and service and interest costs for our non-qualified defined benefit pension plan, but excludes the estimated return on plan assets net of interest costs for our qualified defined benefit pension plan as well as net actuarial gains (losses) related to all of our pension plans and other post retirement plans, which includes actuarial gains and (losses) as a result of differences between actual and expected experience on plan assets or projected benefit obligations.

(3) Other primarily includes changes in incentive compensation accruals for above (below) target performance, corporate insurance costs, investment income on assets backing surplus in excess of amounts held at the segment level, and certain corporate expenses that are either short duration projects or other items not expected to recur at the same level.

Net Revenue, Adjusted Operating Margin,
Administrative Expenses, and Adjusted Operating Return on Capital

Voya Financial	Page 31 of 50
Net Revenue and Adjusted Operating Margin

	Three Months Ended					Twelve Months Ended
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Net Revenue Excluding Notable Items
Retirement
Investment spread and other investment income	242	242	223	234	238	941	946
Fee-based margin	334	332	302	296	285	1,264	1,084
Net underwriting gain (loss) and other revenue	8	7	5	7	2	27	13
Retirement Net Revenue	584	581	529	537	525	2,232	2,043
Investment Management
Investment capital and other investment income	9	8	9	9	9	35	37
Fee-based margin	234	237	265	239	226	974	899
Investment Management Net Revenue	243	246	273	248	234	1,010	935
Employee Benefits
Investment spread and other investment income	31	29	28	28	27	116	102
Fee-based margin	56	56	57	57	54	226	226
Net underwriting gain (loss) and other revenue	216	206	40	175	223	637	828
Employee Benefits Net Revenue	302	292	125	260	304	979	1,157
Total Net Revenue Excluding Notable Items (1)	1,128	1,119	928	1,045	1,063	4,221	4,135
Adjusted Operating Earnings Excluding Notable Items
Retirement	227	222	220	232	222	901	811
Investment Management	68	55	91	76	65	290	245
Employee Benefits	68	48	(102)	26	63	40	242
Total Adjusted Operating Earnings Excluding Corporate and Notable Items (1)	363	325	209	334	350	1,231	1,298
Corporate	(67)	(63)	(27)	(60)	(54)	(217)	(203)
Total Adjusted operating earnings Excluding Notable Items, including noncontrolling interest	296	262	183	274	296	1,014	1,094
Less: Earnings (loss) attributable to the noncontrolling interest excluding notable items	13	11	23	16	13	63	51
Total Adjusted Operating Earnings Excluding Notable Items (1)	282	251	160	258	283	951	1,042
Adjusted Operating Margin Excluding Notable Items
Retirement	38.9%	38.1%	41.5%	43.1%	42.3%	40.3%	39.7%
Investment Management	27.9%	22.5%	33.3%	30.6%	27.8%	28.7%	26.2%
Employee Benefits	22.6%	16.6%	(81.3)%	9.9%	20.8%	4.2%	20.9%
Total Adjusted Operating Margin Excluding Corporate and Notable Items	32.2%	29.1%	22.6%	31.9%	32.9%	29.2%	31.4%
Total Adjusted Operating Margin Including Corporate, Excluding Notable Items	26.2%	23.4%	19.7%	26.2%	27.8%	24.0%	26.5%
Adjusted Operating Margin Excluding Notable Items TTM
Retirement	40.3%	41.2%	41.4%	40.4%	39.7%
Investment Management	28.7%	28.6%	28.9%	26.9%	26.2%
Employee Benefits	4.2%	3.6%	4.8%	17.4%	20.9%
Total Adjusted Operating Margin Excluding Corporate and Notable Items	29.2%	29.2%	29.6%	31.0%	31.4%
Total Adjusted Operating Margin Including Corporate, Excluding Notable Items	24.0%	24.2%	24.4%	25.9%	26.5%

(1) Refer to the “Reconciliations” section for a reconciliation of net revenue to net revenues excluding notable items and of adjusted operating earnings before income taxes to adjusted operating earnings excluding notable items.

Voya Financial	Page 32 of 50
Administrative Expenses

	Three Months Ended					Twelve Months Ended
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Retirement	(259)	(261)	(223)	(219)	(220)	(962)	(906)
Investment Management	(174)	(190)	(182)	(171)	(169)	(717)	(690)
Employee Benefits	(132)	(139)	(130)	(130)	(131)	(531)	(518)
Total Administrative Expenses (1)	(565)	(590)	(535)	(520)	(520)	(2,210)	(2,114)

(1) Excludes certain expenses reported in Corporate related to changes in incentive compensation accruals for above (below) target performance, pension expense, and certain corporate expenses that are either short duration projects or expenses not expected to recur at the same level.

Voya Financial	Page 33 of 50
Adjusted Operating Return on Allocated Capital

	Twelve Months Ended
(in millions USD, unless otherwise indicated)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Retirement
Adjusted operating earnings before income taxes - before interest	863	842	820	758	726
Income tax expense	122	119	116	104	98
Adjusted Operating Earnings - before interest and after income taxes	741	723	704	654	628
Adjusted Operating effective tax rate (1)	14.3%	13.4%	14.3%	14.3%	14.5%
Adjusted Operating effective tax rate TTM	14.1%	14.1%	14.2%	13.7%	13.4%
Average Capital	3,584	3,483	3,415	3,402	3,413
Ending Capital (2)	3,771	3,796	3,509	3,445	3,401
Adjusted Return on Capital	20.7%	20.7%	20.6%	19.2%	18.4%

Investment Management
Adjusted operating earnings before income taxes - before interest	214	213	213	192	186
Income tax expense	45	45	45	40	39
Adjusted Operating Earnings - before interest and after income taxes	169	168	168	152	147
Adjusted Operating effective tax rate (1)	21.0%	21.0%	21.0%	21.0%	21.0%
Adjusted Operating effective tax rate TTM	21.0%	21.0%	21.0%	21.0%	21.0%
Average Capital	861	851	843	834	824
Ending Capital (2)	875	874	869	843	841
Adjusted Return on Capital	19.6%	19.7%	20.0%	18.1%	17.8%

Employee Benefits
Adjusted operating earnings before income taxes - before interest	36	27	40	186	216
Income tax expense	7	6	8	39	45
Adjusted Operating Earnings - before interest and after income taxes	29	21	32	147	171
Adjusted Operating effective tax rate (1)	21.0%	21.0%	21.0%	21.0%	21.0%
Adjusted Operating effective tax rate TTM	21.0%	21.0%	21.0%	21.0%	21.0%
Average Capital	1,286	1,275	1,246	1,222	1,220
Ending Capital (2)	1,281	1,295	1,306	1,267	1,268
Adjusted Return on Capital	2.2%	1.6%	2.5%	12.0%	14.0%

(1) We assume a 21% tax rate on segment Adjusted operating earnings, less the estimated benefit of the dividends received deduction and tax credits in our Retirement segment.
(2) Capital is allocated to each of our segments in proportion to each segment’s target statutory capital, plus an allocation of the differences between statutory capital and total Voya Financial, Inc. shareholders' equity on a GAAP basis (excluding AOCI), based on each segment’s portion of these differences.

Investment Information

Voya Financial	Page 35 of 50
Portfolio Results GAAP Book Value, Gross Investment Income, and Earned Rate by Asset Class

	Three Months Ended or As of								Year-to-Date or As of
(in millions USD)	6/30/2025				3/31/2025				6/30/2025
Invested Assets
Book Values, Gross investment income and Earned rate (1)	Book Value	BV %	Gross Investment Income	Earned Rate (annualized)	Book Value	BV %	Gross Investment Income	Earned Rate (annualized)	Book Value	BV %	Gross Investment Income	Earned Rate (annualized)
Public corporate	10,639	28.0%	138	5.2%	10,743	28.0%	134	5.0%	10,639	28.0%	271	5.1%
Private credit	8,566	22.0%	107	5.1%	8,678	22.0%	106	5.1%	8,566	22.0%	213	5.1%
Securitized (2)(3)	9,931	26.0%	143	5.8%	10,107	26.0%	150	5.9%	9,931	26.0%	293	5.9%
Commercial mortgage loans	5,502	14.0%	67	4.9%	5,588	14.0%	66	4.9%	5,502	14.0%	133	4.9%
Municipals	609	2.0%	6	3.9%	623	2.0%	6	3.9%	609	2.0%	12	3.9%
Short-term / Treasury	598	2.0%	6	4.3%	499	1.0%	6	4.2%	598	2.0%	12	4.2%
Equity securities	178	—%	3	6.5%	191	—%	3	6.4%	178	—%	6	6.4%
Policy loans	376	1.0%	4	4.7%	381	1.0%	5	5.5%	376	1.0%	9	5.1%
Derivatives	(6)	—%	2	N/A	(6)	—%	2	N/A	(6)	—%	4	N/A
Book Values and Gross Investment Income before variable components	36,393	95.0%	476	5.3%	36,804	95.0%	478	5.3%	36,393	95.0%	954	5.3%

Book Values and Gross Investment Income on variable components
Limited partnership (4)	1,984	5.0%	46	10.1%	1,910	5.0%	20	4.3%	1,984	5.0%	66	7.2%
Prepayment / Other fee income	N/A	—%	4	—%	N/A	—%	2	—%	N/A	—%	6	—%
Book Values and Gross Investment Income (variable)	1,984	5.0%	50	—%	1,910	5.0%	22	—%	1,984	5.0%	72	—%
Total Book Values and Gross Investment Income reflected in Adjusted Operating Earnings	38,377	100.0%	526	5.6%	38,713	100.0%	500	5.3%	38,377	100.0%	1,026	5.4%

(1) Table represents annualized yield for Voya's General Account assets. Investment results related to businesses exited through reinsurance or divestment, funds withheld asset receivables, and other miscellaneous items are excluded.

(2) Includes operating investment income from CMO-B portfolio assets, including derivatives.
(3) For CMO-B securities subject to the fair value option, operating investment income is determined by applying the prospective cash flow yield. Other income attributable to market value changes are excluded.

(4) Includes assets and income related to foreclosed real estate.

Voya Financial	Page 36 of 50
Portfolio Results Statutory Carrying Values by Asset Class and NAIC Ratings

	Three Months Ended or As of (1)
(in millions USD)	3/31/2025		12/31/2024		09/30/2024		06/30/2024
Statutory Carrying Value	Statutory Value	SV %	Statutory Value	SV %	Statutory Value	SV %	Statutory Value	SV %
Public corporate	10,610	28.0%	10,336	29.0%	10,241	28.0%	10,563	29.0%
Private credit	8,506	22.0%	7,860	22.0%	7,754	21.0%	7,695	21.0%
Securitized	9,996	26.0%	9,657	27.0%	10,083	28.0%	9,831	27.0%
Municipals	623	2.0%	686	2.0%	705	2.0%	731	2.0%
Short-term / Treasury	524	1.0%	572	2.0%	432	1.0%	452	1.0%
Total Fixed maturities	30,258	79.0%	29,110	81.0%	29,215	81.0%	29,272	81.0%
Commercial mortgage loans	5,553	14.0%	4,669	13.0%	4,814	13.0%	4,971	14.0%
Limited partnership	1,910	5.0%	1,885	5.0%	1,778	5.0%	1,768	5.0%
Equity securities	577	2.0%	309	1.0%	316	1.0%	290	1.0%
Total	38,298	100.0%	35,973	100.0%	36,122	100.0%	36,302	100.0%

NAIC Ratings
Fixed Maturities:
NAIC 1	16,304	54.0%	15,641	54.0%	15,803	54.0%	15,525	53.0%
NAIC 2	12,459	41.0%	12,073	41.0%	12,053	41.0%	12,493	43.0%
NAIC 3 and below	1,495	5.0%	1,397	5.0%	1,359	5.0%	1,254	4.0%
Total Fixed maturities	30,258	100.0%	29,110	100.0%	29,215	100.0%	29,272	100.0%

Commercial Mortgage Loans:
CML 1	4,111	74.0%	3,396	73.0%	3,482	72.0%	3,667	74.0%
CML 2	1,000	18.0%	961	21.0%	1,004	21.0%	992	20.0%
CML 3 and below	441	8.0%	312	7.0%	328	7.0%	313	6.0%
Total Commercial mortgage loans	5,553	100.0%	4,669	100.0%	4,814	100.0%	4,971	100.0%

(1) Presented one quarter in arrears based on the timing of our statutory filings.

Voya Financial	Page 37 of 50
Alternative Investment Income

	Three Months Ended					Year-to-Date
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Retirement (1)
Average alternative investments	1,590	1,591	1,575	1,558	1,536	1,590	1,498
Alternative investment income	42	22	33	20	34	64	58
Investment Management (1)
Average alternative investments	344	326	340	347	349	335	331
Alternative investment income	4	5	5	3	7	9	13
Employee Benefits (1)
Average alternative investments	268	238	215	212	220	253	231
Alternative investment income	7	3	5	3	2	10	8

(1) Excludes assets and income related to foreclosed real estate.

Voya Financial	Page 38 of 50
Alternative Income and Prepayments Above (Below) Expectations

	Three Months Ended					Twelve Months Ended
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Alternative Income Above (Below) Long-Term Expectations (1) (2)
Retirement	7	(14)	(2)	(14)	—	(24)	(56)
Investment Management	(4)	(2)	(3)	(5)	(1)	(13)	(6)
Employee Benefits	1	(2)	(1)	(3)	(3)	(5)	(10)
Total	4	(19)	(6)	(22)	(4)	(42)	(72)

Prepayments Above (Below) Expectations (1)
Retirement	1	—	(8)	(7)	(8)	(13)	(29)
Investment Management	—	—	—	—	—	—	—
Employee Benefits	—	—	—	—	—	—	—
Total	1	—	(8)	(7)	(8)	(13)	(29)

Alternative Income and Prepayments Above (Below) Expectations (1) (2)
Retirement	8	(14)	(10)	(21)	(8)	(37)	(85)
Investment Management	(4)	(2)	(3)	(5)	(1)	(13)	(6)
Employee Benefits	1	(2)	(1)	(3)	(3)	(5)	(10)
Total	5	(19)	(14)	(29)	(12)	(56)	(101)

(1) Amount by which Investment income from alternative investments and prepayment fees exceeds or is less than our expectations. The long-term expectation for alternative investments is a 9% annual return, which for the trailing twelve months ended June 30, 2025 and 2024 was approximately $194 million and $189 million, respectively, pre-tax and before variable compensation. The expectation for prepayment fees was approximately $22 million and $37 million for the twelve months ended June 30, 2025 and 2024, respectively, pre-tax and before variable compensation. This reflects the updated expectation for periods after 2024 of approximately $1 million to $2 million per quarter and the prior long-term expectation for periods through 2024 of approximately $8 million to $10 million per quarter with both expectations pre-tax and before variable compensation.

(2) Excludes income related to foreclosed real estate.

Reconciliations

Voya Financial	Page 40 of 50
Reconciliation of Adjusted Operating Earnings Before Income Taxes and Earnings Per Common Share (Diluted)

	Three Months Ended
(in millions USD, except per share)	6/30/2025			3/31/2025			12/31/2024			9/30/2024			6/30/2024
	Before income taxes	After income taxes (1)	Per share (2)	Before income taxes	After income taxes (1)	Per share (2)	Before income taxes	After income taxes (1)	Per share (2)	Before income taxes	After income taxes (1)	Per share (2)	Before income taxes	After income taxes (1)	Per share (2)
Income (loss) available to Voya Financial, Inc.'s common shareholders		162	1.66		139	1.42		93	0.94		98	0.98		201	1.96
Plus: Net income (loss) attributable to noncontrolling interests		(5)	(0.05)		(5)	(0.05)		24	0.25		(16)	(0.16)		30	0.29
Less: Preferred stock dividends		(4)	(0.04)		(17)	(0.17)		(4)	(0.04)		(16)	(0.17)		(4)	(0.04)
Income (loss)	188	161	1.65	173	151	1.54	120	121	1.23	116	98	0.99	276	235	2.29
Less:
Net investment gains (losses)	(29)	(23)	(0.23)	(2)	(1)	(0.02)	—	—	—	(33)	(26)	(0.26)	20	16	0.16
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	(30)	(24)	(0.24)	(39)	(31)	(0.32)	(22)	(17)	(0.17)	(52)	(41)	(0.41)	(37)	(29)	(0.28)
Net income (loss) attributable to noncontrolling interests	(5)	(5)	(0.05)	(5)	(5)	(0.05)	24	24	0.25	(16)	(16)	(0.16)	30	30	0.29
Dividend payments made to preferred shareholders	4	4	0.04	17	17	0.17	4	4	0.04	16	16	0.17	4	4	0.04
Other adjustments (3)	(41)	(31)	(0.32)	(30)	(24)	(0.24)	(32)	(27)	(0.28)	(28)	(25)	(0.25)	(12)	(9)	(0.09)
Adjusted operating earnings	289	240	2.46	232	195	2.00	147	138	1.40	230	190	1.90	271	223	2.18
Less:
Alternative investment income and prepayment fees above (below) expectations net of variable compensation	6	5	0.05	(19)	(15)	(0.15)	(13)	(10)	(0.11)	(28)	(22)	(0.22)	(12)	(10)	(0.09)
Adjusted operating earnings excluding notable items	282	235	2.40	251	210	2.15	160	148	1.50	258	212	2.12	283	232	2.27

(1) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings. For net investment gains (losses), Income (loss) related to businesses exited, and other non-operating items, we apply a 21% tax rate and adjust for related tax benefits and expenses, including changes to tax valuation allowances and impacts related to changes in tax law.

(2) Per share calculations are based on un-rounded numbers.
(3) Primarily consists of acquisition and integration costs associated with recent transactions and amortization of acquisition-related intangible assets. For the three months ended June 30, 2025, also includes $18 million, after-tax, of severance costs. For the three months ended March 31, 2025, also includes $6 million, after-tax, of severance costs. For the three months ended December 31, 2024, also includes a $12 million, after-tax, write-off of an intangible asset related to a prior acquisition, an $8 million, after-tax, write-off of previously capitalized costs associated with an internal technology project which is no longer being pursued, $5 million, after-tax, of severance costs, and $4 million, after-tax, related to an insurance company guaranty fund assessment net of premium tax credits, partially offset by a $20 million, after-tax, net actuarial gain related to pension and other postretirement benefit obligations. For the three months ended September 30, 2024 also includes $7 million, after-tax, of severance costs.

Voya Financial	Page 41 of 50
Reconciliation of Adjusted Operating Earnings and Earnings Per Common Share (Diluted)

	Six months ended
(in millions USD, except per share)	6/30/2025			6/30/2024
	Before income taxes	After income taxes (1)	Per share (2)	Before income taxes	After income taxes (1)	Per share (2)
Income (loss) available to Voya Financial, Inc.'s common shareholders		301	3.09		435	4.20
Plus: Net income (loss) attributable to noncontrolling interests		(10)	(0.11)		67	0.64
Less: Preferred stock dividends		(21)	(0.21)		(21)	(0.20)
Income (loss)	361	312	3.19	563	523	5.04
Less:
Net investment gains (losses)	(31)	(24)	(0.25)	84	66	0.64
Income (loss) related to businesses exited or to be exited through reinsurance or divestment (3)	(69)	(55)	(0.56)	(69)	(16)	(0.16)
Net income (loss) attributable to noncontrolling interests	(10)	(10)	(0.11)	67	67	0.64
Dividend payments made to preferred shareholders	21	21	0.21	21	21	0.20
Other adjustments (4)	(71)	(55)	(0.56)	(35)	(23)	(0.22)
Adjusted operating earnings	521	435	4.45	494	408	3.94
Less:
Alternative investment income and prepayment fees above (below) expectations net of variable compensation	(13)	(10)	(0.10)	(27)	(21)	(0.21)
Adjusted operating earnings excluding notable items	534	445	4.55	521	429	4.15

(1) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings. For net investment gains (losses), Income (loss) related to businesses exited, and other non-operating items, we apply a 21% tax rate and adjust for related tax benefits and expenses, including changes to tax valuation allowances and impacts related to changes in tax law.

(2) Per share calculations are based on un-rounded numbers.
(3) Includes tax benefits of $38 million related to a divested business for the six months ended June 30, 2024.
(4) Primarily consists of acquisition and integration costs associated with recent transactions and amortization of acquisition-related intangible assets. For the six months ended June 30, 2025, also includes $24 million, after-tax, of severance costs.

Voya Financial	Page 42 of 50
Reconciliation of Adjusted Operating Revenues and Adjusted Operating Benefits and Expenses

	Three Months Ended					Year-to-Date
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Total revenues	1,981	1,969	2,010	1,956	2,033	3,950	4,084
Less:
Net investment gains (losses)	(38)	(5)	(8)	(33)	16	(44)	62
Revenues (losses) related to businesses exited or to be exited through reinsurance or divestment	30	28	13	52	13	58	37
Revenues (loss) attributable to noncontrolling interests	35	25	57	19	102	60	167
Other adjustments	54	33	50	50	42	87	93
Total adjusted operating revenues	1,900	1,888	1,897	1,867	1,860	3,788	3,724

Adjusted operating revenues by segment
Retirement	824	798	731	726	730	1,622	1,450
Investment Management	239	243	271	243	234	482	468
Employee Benefits	832	841	888	892	892	1,673	1,798
Corporate	5	6	8	6	4	11	9
Total adjusted operating revenues	1,900	1,888	1,897	1,867	1,860	3,788	3,724

Total benefits and expenses	(1,793)	(1,796)	(1,890)	(1,840)	(1,757)	(3,589)	(3,521)
Less:
Changes in market risk benefits	9	3	8	—	4	12	20
Benefits and expenses related to businesses exited or to be exited through reinsurance or divestment	(60)	(67)	(35)	(104)	(50)	(127)	(106)
Expenses attributable to noncontrolling interests	(54)	(41)	(56)	(51)	(85)	(95)	(124)
Dividend payments made to preferred shareholders	4	17	4	16	4	21	21
Other adjustments	(95)	(63)	(83)	(79)	(54)	(158)	(128)
Total adjusted operating benefits and expenses	(1,598)	(1,645)	(1,728)	(1,622)	(1,576)	(3,243)	(3,206)
Adjusted operating benefits and expenses by segment
Retirement	(589)	(591)	(521)	(516)	(516)	(1,180)	(1,050)
Investment Management	(174)	(190)	(182)	(171)	(169)	(364)	(351)
Employee Benefits	(763)	(795)	(990)	(869)	(832)	(1,558)	(1,678)
Corporate	(72)	(69)	(35)	(66)	(59)	(142)	(127)
Total adjusted operating benefits and expenses	(1,598)	(1,645)	(1,728)	(1,622)	(1,576)	(3,243)	(3,206)

Voya Financial	Page 43 of 50
Retirement and Investment Management Reconciliation of Net Revenues

	Page	Three Months Ended					Twelve Months Ended
(in millions USD)	Reference	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Retirement
Adjusted operating revenues	page 9	824	798	731	726	730	3,079	2,837
Interest credited and other benefits to contract owners/policyholders		(232)	(231)	(211)	(210)	(213)	(884)	(878)
Net revenue	page 16	592	567	519	516	517	2,194	1,958
Less:
Alternative investment income and prepayment fees above (below) expectations		8	(14)	(10)	(21)	(8)	(37)	(85)
Net revenue excluding notable items	page 31	584	581	529	537	525	2,232	2,043

Investment Management
Adjusted operating revenues	page 9	239	243	271	243	234	996	929
Net revenue	page 20	239	243	271	243	234	996	929
Less:
Alternative investment income and prepayment fees above (below) expectations		(4)	(2)	(3)	(5)	(1)	(13)	(6)
Net revenue excluding notable items	page 31	243	246	273	248	234	1,010	935

Voya Financial	Page 44 of 50
Employee Benefits and Consolidated Reconciliation of Net Revenues

	Page	Three Months Ended					Twelve Months Ended
(in millions USD)	Reference	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024

Employee Benefits
Adjusted operating revenues	page 9	832	841	888	892	892	3,453	3,329
Interest credited and other benefits to contract owners/policyholders		(529)	(551)	(764)	(634)	(591)	(2,478)	(2,199)
Net revenue	page 25	303	290	124	257	301	974	1,130
Less:
Alternative investment income and prepayment fees above (below) expectations		1	(2)	(1)	(3)	(3)	(5)	(10)
Other adjustments to net underwriting gain (loss) and other revenue (1)		—	—	—	—	—	—	(16)
Net revenue excluding notable items	page 31	302	292	125	260	304	979	1,157

Consolidated
Total Adjusted operating revenues	page 9	1,900	1,888	1,897	1,867	1,860	7,552	7,126
Interest credited and other benefits to contract owners/policyholders		(761)	(782)	(975)	(845)	(804)	(3,363)	(3,078)
Corporate Adjusted operating revenues (2)		(5)	(6)	(8)	(6)	(4)	(25)	(31)
Net revenue	pages 16/20/25	1,134	1,100	914	1,016	1,051	4,164	4,017
Less:
Alternative investment income and prepayment fees above (below) expectations		5	(19)	(14)	(29)	(12)	(56)	(101)
Other adjustments (3)		—	—	—	—	—	—	(16)
Net revenue excluding notable items	page 31	1,128	1,119	928	1,045	1,063	4,221	4,135

(1) Includes changes in certain legal and other reserves not expected to recur at the same level.
(2) Includes primarily investment income on assets backing surplus in excess of amounts held at the segment level and TSA Revenue.
(3) Includes changes in certain legal and other reserves not expected to recur at the same level.

Voya Financial	Page 45 of 50
Reconciliation of Adjusted Operating Earnings Before Income Taxes Excluding Notable Items by Segment

	Page	Three Months Ended					Twelve Months Ended
(in millions USD)	Reference	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Retirement
Adjusted operating earnings before income taxes	page 16	235	207	210	211	214	863	726
Less:
Alternative investment income and prepayment fees above (below) expectations net of variable compensation		8	(14)	(10)	(21)	(8)	(37)	(85)
Adjusted operating earnings excluding notable items	page 31	227	222	220	232	222	901	811

Investment Management
Adjusted operating earnings before income taxes, including noncontrolling interest	page 20	65	53	89	72	64	279	237
Less:
Alternative investment income and prepayment fees above (below) expectations net of variable compensation		(2)	(2)	(2)	(4)	(1)	(11)	(7)
Adjusted operating earnings excluding notable items, including noncontrolling interest	page 31	68	55	91	76	65	290	245
Less: Earnings (loss) attributable to the noncontrolling interest excluding notable items		14	12	22	17	14	65	53
Adjusted operating earnings excluding notable items		54	43	69	59	51	225	192

Employee Benefits
Adjusted operating earnings before income taxes	page 25	69	46	(102)	23	60	36	216
Less:
Alternative investment income and prepayment fees above (below) expectations net of variable compensation		1	(2)	(1)	(3)	(3)	(5)	(10)
Other (1)		—	—	—	—	—	—	(16)
Adjusted operating earnings excluding notable items	page 31	68	48	(102)	26	63	40	242

(1) Includes changes in certain legal and other reserves not expected to recur at the same level.

Voya Financial	Page 46 of 50
Reconciliation of Adjusted Operating Earnings Before Income Taxes Excluding Notable Items by Segment

	Page	Three Months Ended					Twelve Months Ended
(in millions USD)	Reference	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Corporate
Adjusted operating earnings before income taxes, including noncontrolling interest	page 29	(67)	(63)	(27)	(60)	(54)	(217)	(203)
Adjusted operating earnings excluding notable items, including noncontrolling interest	page 31	(67)	(63)	(27)	(60)	(54)	(217)	(203)
Less: Earnings (loss) attributable to the noncontrolling interest excluding notable items		(1)	(1)	—	(1)	(1)	(2)	(1)
Adjusted operating earnings excluding notable items		(67)	(62)	(27)	(59)	(53)	(215)	(202)

Consolidated
Adjusted operating earnings before income taxes, including noncontrolling interest	page 9	302	243	169	245	284	959	976
Less:
Total Notable Items Adjustments		6	(19)	(13)	(28)	(12)	(54)	(117)
Adjusted operating earnings excluding notable items, including noncontrolling interest		296	262	183	274	296	1,014	1,094
Less: Earnings (loss) attributable to the noncontrolling interest excluding notable items		13	11	23	16	13	63	51
Adjusted operating earnings excluding notable items	page 31	282	251	160	258	283	951	1,042

Voya Financial	Page 47 of 50
Reconciliation of Adjusted Operating Return on Common Equity Excluding AOCI and NOL DTA

	Twelve Months Ended
(in millions USD)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
TTM Net Income (loss) available to Voya Financial, Inc.'s common shareholders	492	531	626	651	801
TTM Average Total Voya Financial, Inc. Shareholders' Equity	4,361	4,259	4,254	4,078	3,836
TTM Return on Voya Financial, Inc Equity	11.3%	12.5%	14.7%	16.0%	20.9%
Less:
TTM Impact of Preferred Equity, excluded from denominator of Adjusted ROE, ex AOCI	-1.8%	-2.1%	-2.5%	-2.8%	-4.0%
TTM Impact of AOCI, excluded from denominator of Adjusted ROE, ex AOCI	4.8%	5.6%	6.7%	7.9%	11.5%
TTM Net investment gains (losses), after-tax	-0.8%	-0.2%	0.7%	0.5%	1.7%
TTM Income (loss) related to businesses exited or to be exited through reinsurance or divestment, after-tax	-1.9%	-2.0%	-1.2%	-1.6%	-0.3%
TTM Other adjustments, after-tax	-1.8%	-1.4%	-1.3%	-1.0%	-0.9%
TTM Adjusted operating return on Voya Financial, Inc. common equity, ex AOCI	12.8%	12.6%	12.3%	12.9%	12.9%
Less:
Impact of NOL DTA, excluded from denominator of Adjusted ROE, ex AOCI and NOL DTA	-4.2%	-4.1%	-4.1%	-4.4%	-4.3%
TTM Adjusted operating return on Voya Financial, Inc. common equity, ex AOCI and NOL DTA	17.0%	16.7%	16.5%	17.3%	17.3%

Voya Financial	Page 48 of 50
Reconciliation of Book Value Per Common Share, Excluding AOCI and Leverage Ratio

	Three Months Ended or As of					Year-to-Date or As of
(in whole dollars)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Book value per common share, including AOCI	41.71	39.20	35.53	42.30	34.66	41.71	34.66
Per share impact of AOCI	21.46	22.67	25.78	18.66	26.09	21.46	26.09
Book value per common share, excluding AOCI	63.18	61.87	61.31	60.96	60.75	63.18	60.75

Debt to capital ratio	31.2%	32.4%	38.5%	34.6%	34.2%	31.2%	34.2%
Capital impact of adding noncontrolling interest	-6.9%	-7.5%	-9.1%	-7.1%	-7.8%	-6.9%	-7.8%
Impact of adding other financial obligations and treatment of preferred stock (1)	9.4%	9.5%	9.4%	9.0%	10.3%	9.4%	10.3%
Capital impact of excluding AOCI	-6.3%	-6.9%	-8.5%	-5.9%	-8.7%	-6.3%	-8.7%
Financial leverage ratio excluding AOCI	27.4%	27.5%	30.3%	30.6%	28.0%	27.4%	28.0%

(1) Includes operating leases, finance leases, and unfunded pension plan after-tax and the impact of eliminating equity treatment for preferred stock.

Appendix

Voya Financial	Page 50 of 50
Reconciliation of Recast Retirement Client Asset Rollforward and Fee Revenue

	As Previously Reported	change	Recast Amounts
(in millions USD)	3/31/2025		3/31/2025

Full Service - Client Assets
Fee-based	195,591	22,756	218,347
Spread-based	33,010	—	33,010
Client Assets, end of period - Full Service Total	228,601	22,756	251,357

Full Service - Total
Client Assets, beginning of period	208,448	—	208,448
Transfers / Single deposits	2,413	—	2,413
Recurring deposits	5,511	552	6,063
Total Deposits	7,923	552	8,475
Surrenders, benefits, and product charges	(8,546)	(758)	(9,304)
Net Flows	(622)	(206)	(828)
Interest credited and investment performance	(3,598)	(211)	(3,809)
Transfer due to business acquisition	24,374	23,172	47,547
Client Assets, end of period - Full Service Total	228,601	22,756	251,357

Recordkeeping
Client Assets, beginning of period	340,254	—	340,254
Transfers / Single deposits	34,611	—	34,611
Recurring deposits	8,932	(552)	8,380
Total Deposits	43,543	(552)	42,991
Surrenders, benefits, and product charges	(13,517)	758	(12,759)
Net Flows	30,027	206	30,232
Interest credited and investment performance	(5,411)	211	(5,200)
Transfer due to business acquisition	36,253	(23,172)	13,080
Client Assets, end of period - Recordkeeping	401,122	(22,756)	378,366

Fee Revenue
Full Service Fee-based revenue	194	10	204
Recordkeeping and other fee-based revenue	138	(10)	128
Total Fee-based margin	332	—	332